SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 29, 2003

Intersil Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

675 Trade Zone Boulevard, Milpitas, CA		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 945-1323

Not Applicable

(Former name or former address, if changed since last report)

Item 5. Other Events.

On August 29, 2003, the Board of Directors of Intersil Corporation (the “Company”) adopted a stockholder rights plan which provides for the issuance of preferred stock purchase rights to the Company’s common stockholders of record as of September 17, 2003, as set forth in the Rights Agreement between the Company and American Stock Transfer & Trust Company, as Rights Agent, attached hereto as Exhibit 4.1 and incorporated by reference herein.

Item 7(c). Exhibits.

4.1	Rights Agreement, dated as of August 29, 2003, between Intersil Corporation and American Stock Transfer & Trust Company, as Rights Agent, which includes as Exhibit B thereto the Form of Rights Certificate, incorporated by reference to Exhibit 1.1 to Intersil Corporation’s Registration Statement on Form 8-A, dated September 5, 2003.

20.1	Press Release of the Company, dated September 2, 2003.

SIGNATURE

Pursuant to the requirements of the Signature Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

INTERSIL CORPORATION

By:	/s/ Thomas C. Tokos
Name: Thomas C. Tokos Title: Vice President

Dated: September 5, 2003